EXHIBIT 99.1

PRESS RELEASE

Investor Relations Contact:

Investor Relations

Embarcadero Technologies

Investor@Embarcadero.com

415/834-3131 X 282

EMBARCADERO TECHNOLOGIES, INC. TO BE ACQUIRED BY

THOMA CRESSEY BRAVO IN A TRANSACTION VALUED AT

APPROXIMATELY $200 MILLION AND

ANNOUNCES SELECTED PRELIMINARY FIRST QUARTER 2007 RESULTS

Stockholders to Receive $7.20 per Share in Cash

San Francisco, CA, April 6, 2007 – Embarcadero Technologies, Inc. (NASDAQ: EMBT), a leading provider of strategic data management solutions, and Thoma Cressey Bravo, a leading private equity investment firm, today announced that they have entered into a definitive agreement under which Embarcadero will be acquired by an affiliate of Thoma Cressey Bravo in a transaction valued at approximately $200 million. Embarcadero Technologies also today announced selected preliminary results for the first quarter of fiscal 2007.

Under the terms of the agreement, Embarcadero Technologies stockholders will receive $7.20 in cash in exchange for each share of stock. A majority of the board of directors of Embarcadero Technologies has approved the merger agreement and has recommended to Embarcadero Technologies’ stockholders that they vote in favor of the transaction.

Michael J. Roberts, Lead Director of Embarcadero Technologies, said, “today’s announcement is a positive outcome for Embarcadero and its stockholders. After a review of our strategic alternatives by our board, we concluded that entering into an agreement with Thoma Cressey Bravo represents the best alternative available to our stockholders at this time.”

Orlando Bravo, Managing Partner of Thoma Cressey Bravo, said, “Embarcadero Technologies has a tremendous franchise in the data management market with best-in-class technology, a world-class customer base and an experienced management team. We look forward to working with the Embarcadero team to enhance and extend their successful track record as a leading strategic data management vendor and deliver increased value for their customers.”

The transaction is expected to close during Embarcadero Technologies’ second quarter, subject to customary conditions, including regulatory approvals and approval by Embarcadero stockholders. The completion of the transaction is not subject to any financing contingency. Upon closing, Embarcadero Technologies will no longer be publicly traded and the new company will be privately held by an affiliate of Thoma Cressey Bravo.

Advisors

Morgan Stanley & Co. Incorporated acted as financial advisor to the board of directors of Embarcadero Technologies and provided a fairness opinion to it in connection with the transaction. Goodwin Procter LLP acted as legal advisor to the board of directors of Embarcadero Technologies in connection with the transaction. Kirkland & Ellis LLP acted as legal advisor to Thoma Cressey Bravo. Wells Fargo Foothill, part of Wells Fargo & Company (NYSE: WFC), has committed to provide the debt financing in support of the acquisition.

Selected Preliminary First Quarter Results

Embarcadero Technologies expects to report total revenues in the range of $13.0 – $13.3 million for the quarter ended March 31, 2007, as compared to $14.5 million for the same quarter in 2006 and $15.6 million for the quarter ended December 31, 2006. Cash, cash equivalents, and short-term investments are expected to increase from $71.2 million at December 31, 2006 to approximately $74 million at March 31, 2007.

Due to the Company’s previously-announced review of stock option grant practices, which review has been substantially completed, the Company does not expect to be in a position to announce complete and final financial results for the quarter ended September 30, 2006, the quarter and fiscal year ended December 31, 2006, and the quarter ended March 31, 2007, until the review has been completed. The Company expects to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and its Annual Report on Form 10-K for the year ended December 31, 2006 on or before April 18, 2007, and its Quarterly Report for the quarter ended March 31, 2007 by May 10, 2007, but there can be no assurance that the Company will be able to file such reports by these dates.

About Embarcadero Technologies

Embarcadero Technologies, Inc. (Nasdaq: EMBT) delivers professional grade database tools that companies use to design, develop and manage databases and the data they contain. More than 12,000 customers worldwide and over 90 of the Fortune 100 rely on Embarcadero’s cross-platform tools to reduce complexity, improve productivity and strengthen security. The Company’s flagship database tools include: ER/Studio, DBArtisan, Rapid SQL and Change Manager. Founded in 1993, Embarcadero Technologies is headquartered in San Francisco with offices in Melbourne, Australia, Munich, Germany and Maidenhead, United Kingdom. For more information, visit www.embarcadero.com.

About Thoma Cressey Bravo

Thoma Cressey Bravo is a leading private equity investment firm that has been providing equity and strategic support to experienced management teams building growing companies for more than 25 years. In the software industry, Thoma Cressey Bravo has amassed a portfolio of software earnings in excess of $400 million. Thoma Cressey Bravo’s investment focus is on companies in the software, healthcare, business services and consumer products industries. Thoma Cressey Bravo currently manages approximately $2 billion of equity capital. For more information on Thoma Cressey Bravo, visit www.tcb.com.

Additional Information and Where to Find It

In connection with the proposed merger, Embarcadero Technologies will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Embarcadero Technologies at the Securities and Exchange Commission’s website at http://www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from Embarcadero Technologies by directing such request to Embarcadero Investor Relations, 100 California Street, 12th Floor, San Francisco, California 94111, telephone: (415) 834-3131.

Embarcadero Technologies and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of such directors and executive officers is included in the Embarcadero Technologies Proxy Statement for its 2006 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on June 26, 2006, and information concerning all of the Embarcadero participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at http://www.sec.gov and from Embarcadero Investor Relations, 100 California Street, 12th Floor, San Francisco, California 94111, telephone: (415) 834-3131.

Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks associated with non-compliance with NASDAQ listing requirements and the possible delisting of our securities, the ability of the Special Committee to complete its review of the Company’s historical stock option grant practices, any findings or restatements resulting from such review and fluctuations in quarterly results and other risks identified in the Company’s periodic filings with the Securities and Exchange Commission including, but not limited to, those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Actual results, events, and performance may differ materially. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company does not intend to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

Embarcadero, the Embarcadero Technologies logos and all other Embarcadero Technologies product or service names are trademarks of Embarcadero Technologies, Inc. All other trademarks are property of their respective owners.